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                                                                   EXHIBIT 10.21

                    FIRST AMENDMENT TO EARNEST MONEY CONTRACT

        This First Amendment to Earnest Money Contract (this "Amendment") is made to be effective as of the 14th day of July, 2003, by and between COOPER POWER TOOLS, INC. ("Seller"), and OYOG Operations, L.P. ("Purchaser").

                                    RECITALS:

A. Seller and Purchaser entered into that certain Earnest Money Contract dated May 27, 2003, but effective as of May 30, 2003 (the "Purchase Agreement"), providing for the sale by Seller to Purchaser of 19.2155 acres of land out of the W. C. Wallace Survey, A-848, Harris County, Texas (the "Land"), said Land being more particularly described in Exhibit A attached to the Purchase Agreement. Each capitalized term used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such term in the Purchase Agreement.

B. Section 6 of the Purchase Agreement, entitled "Inspection Period," provided Purchaser forty-five (45) day (until July 14, 2003) in which to make certain inspections.

C. Seller and Purchaser have agreed to extend the Inspection Period and certain other contract dates upon the terms and conditions set forth below.

D. The Purchase Agreement was executed by Seller in the name of "Cooper Tools, Inc." The correct name of Seller, however, is "Cooper Power Tools, Inc." Accordingly, Seller and Purchaser wish to evidence by this Amendment the correct name of Seller.

        NOW, THEREFORE, premises considered and for Ten Dollars ($10.00) and other good and valuable consideration each paid to the other, receipt of which is hereby acknowledged, Seller and Purchaser agree to amend the Purchase Agreement in the following respects:

1. The Inspection Period is hereby extended thirty (30) days to Thursday, August 14, 2003. Accordingly, the date for the "closing" under
        Section 4 of the Purchase Agreement is hereby extended from August 15, 2003 to on or before Friday, August 29, 2003. For the avoidance of error, any other deadlines in the Purchase Agreement originally scheduled in reference to or after the expiration of the Inspection Period, are hereby extended by a 14-day period.

2. Seller and Purchaser each acknowledge that the correct name of Seller is "Cooper Power Tools, Inc." The parties hereby amend the Purchase Agreement to replace, wherever it appears, the name "Cooper Tools, Inc." with the correct name, "Cooper Power Tools, Inc."

3. Each party acknowledges and agrees that all obligations and duties of the other party under the Purchase Agreement (as hereby amended) required to be performed prior to the date hereof, have been satisfactorily performed.

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4.              Seller and Purchaser ratify and confirm the Purchase Agreement, as hereby amended, as continuing in full force and effect.

        EXECUTED to be effective as of the date first hereinabove written.

                                                  PURCHASER:

                                                  OYOG Operations, L.P.


                                                  By:   /s/ THOMAS MCENTIRE
                                                       -------------------------
                                                  Name:    Thomas T. McEntire
                                                  Title:   CFO


                                                  SELLER:

                                                  COOPER POWER TOOLS, INC.


                                                  By:    /s/ RANDALL AMMERMAN
                                                       -------------------------
                                                  Name:    Randall B. Ammerman
                                                  Title:   Vice President

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